Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [*****]

Labor Contract

Confidential

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [*****]

Labor Contract

Labor Contract

Shanghai Julai Investment Management Co., Ltd.

Party A: Shanghai Julai Investment Management Co., Ltd. (currently known as Zhibao Technology Co., Ltd.)                       (“Party A”)

Party B: Ma Botao	(“Party B”)

In accordance with the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China and other relevant laws, regulations, rules and local provisions, Party A and Party B have entered into this Contract by mutual agreement on the principle of equality and voluntariness.

Any existing labor contract between Party A and Party B concerning the rights and obligations related to labor relationship shall be automatically terminated upon the effective date of this Contract, and the exercise and performance of the rights and obligations related to labor relationship between the parties shall be governed by this Contract, the annex hereto and the rules and regulations legally formulated and published by Party A.

Article 1 Term

1.1 Term:

☐ Fixed-term labor contract, from                /                to                /              , including probationary period of                 /                months from                /                to                /              .

☒ Unfixed-term labor contract, from April 1, 2018 to the date of termination as prescribed by law.

☐ Until the completion of                 /                task, which is marked by                /               .

1.2 When the term of a fixed-term labor contract expires, if neither party raises an objection, the contract shall be automatically renewed according to Article 1.1. If it meets the requirement to sign an unfixed-term labor contract, the contract shall be automatically renewed as an unfixed-term labor contract.

1.3 In accordance with Article 16 hereof, if a training agreement is signed between Party A and Party B during the term hereof and the service period of Party B stipulated in the training agreement is longer than the term hereof, the term hereof shall be extended to the end of the service period stipulated in the training agreement.

1.4 Party B shall have full capacity, good health, work skills basically consistent with his/her education, qualifications or experience, and meet the standards or requirements announced by the Company at the time of employment (see the annex hereto for details). During the probationary period, Party A may terminate this Contract if it is proved that Party B does not meet the employment conditions or there are circumstances under which this Contract shall be terminated as stipulated in Article 10.2.2 hereof. If Party A considers that Party B’s work performance during the probationary period meets the employment conditions, Party B shall become a regular employee of the Company according to the terms hereof.

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1.5 When this Contract is signed, Party B shall provide the Company with necessary, true and effective personal data and information, including but not limited to Party B’s true and complete identity, education background, family and work experience, etc. Party B shall be responsible for the authenticity of his/her data and information.

Article 2 Working Position and Location

2.1 Party B’s position and responsibilities at Party A (are detailed in the annex). The responsibilities of Party B shall be determined by the Company as required.

2.2 Both parties may sign a Job Description separately as an annex to this Contract. Party B shall faithfully perform his/her responsibilities in accordance with the Job Description, abide by the rules and regulations legally formulated and published by Party A, and complete all tasks assigned by Party A on time with quality and quantity guaranteed.

2.3 Party B’s working location (is detailed in the annex).

2.4 Party A may arrange Party B’ working location within the city where Party A is located according to business and work needs, and Party B shall comply with reasonable arrangements of the Company. Party A may arrange a business trip or short-term job rotation for Party B, and Party B shall obey.

Party A may adjust the responsibilities of Party B or arrange Party B to work in different places according to Party B’s working ability, health condition, work performance and Party A’s business needs.

2.5 Party B shall make the best efforts to complete his/her work in accordance with the instructions of his/her supervisor, cooperate with his/her supervisor and colleagues, and comply with the terms of this Contract and the Company’s rules and regulations, including the Employee Manual, policies and systems, code of practice and measures, formulated by Party A and amended from time to time according to law. Party B shall not engage in any activities that violate Chinese laws or harm the interests of the Company; Party B shall not take advantage of his/her position and power in the Company to seek personal gain directly or indirectly. Without prior written consent of Party A, Party B shall not directly or indirectly participate in or help any third party to engage in any business activities that are identical, similar and competitive with the Company’s business, nor shall Party B be employed by any economic organization other than Party A in any form.

Article 3 Working Time

3.1 Party A shall implement the working time system stipulated by the state. According to the nature of Party B’s work, the working time system for Party B is: standard working time system: five days per week, and the working hours on each working day are 9:00-12:00 and 13:00-18:00.

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3.2 If Party A really needs to extend the working time due to work needs, it may arrange overtime work within legally restricted hours and pay overtime pay or arrange compensatory leave at the statutory rate. Pregnant female workers and female employees nursing babies under 12 months shall not participate in any overtime work outside normal working days.

3.3 Full load work is encouraged. If Party B has to work overtime under special circumstances, he/she must submit a written application. If Party A agrees to arrange overtime work, it shall pay overtime pay or arrange compensatory leave at the statutory rate. However, if Party B extends working time or goes to work on non-working days without approval of Party A, it shall not be regarded as overtime work.

Article 4 Rest and Leave

4.1 Party B may enjoy medical treatment during idle time as stipulated by the government.

4.2 Party B may enjoy marriage leave, funeral leave, maternity leave (only for female employees), paternity leave (only for male employees) and other statutory leave as stipulated by the government.

4.3 Party B may enjoy paid annual leave and other leave provided by Party A in accordance with the existing Employee Manual.

4.4 Applications for leave shall be made in accordance with the conditions and procedures set out in the existing Employee Manual.

Article 5 Remuneration

5.1 Party B’s basic salary shall be RMB [*****] per month (including individual income tax, and personal portion of social insurance and housing provident fund). Party A (or the personnel agency entrusted by Party A) shall pay the salary of the previous month on the 5th day of each month. Party B’s individual income tax, and personal portion of social insurance and housing accumulation fund shall be borne by Party B and withheld and paid by Party A. Party A shall pay Party B’s salary according to the attached salary payment method. Party A and Party B agree that Party A may deduct the expenses to be paid by Party B to Party A as set forth in effective court judgment, arbitration award or other effective legal documents from the salary to be paid to Party B, provided that the salary after deduction shall not be lower than the minimum wage prescribed by laws and regulations.

5.2 Party A shall evaluate Party B’s work performance (timely in writing upon signature by the department head and the person in charge of the Company), and may adjust Party B’s position, title, responsibilities and working location according to the results. If Party B’s position, title, responsibilities or working location is changed, his/her salary shall be appropriate to the position, title, responsibilities or working location after the change.

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5.3 If both parties renew this Contract, unless otherwise agreed, the salary in the month when the term of this Contract expires shall prevail.

5.4 Statutory leave pay shall be calculated in accordance with government regulations; non-statutory leave pay shall be calculated in accordance with the existing Employee Manual.

5.5 When Party A adjusts Party A’s salary system, Party A may adjust Party B’s salary according to the Company’s performance, market conditions and Party B’s work performance and ability. Party A shall have the right to adjust Party B’s salary after adjusting Party B’s position in accordance with Article 2.4.

5.6 According to Party A’s business situation and Party B’s work and performance, Party A shall have the right to decide on its own to grant bonus to Party B in accordance with Party A’s bonus policy formulated by law.

5.7 The base of overtime pay shall be calculated on the basis of basic salary.

Article 6 Social Insurance

6.1 Party A shall, in accordance with relevant laws and regulations, apply for pension insurance, unemployment insurance, medical insurance, maternity insurance, work-related injury insurance and housing provident fund for Party B. Those to be paid by Party B shall be withheld and paid by Party A when Party A pays salary to Party B. The amount and type of benefits and subsidies directly paid by Party A to Party B shall comply with national laws and regulations, provisions of Party A’s Employee Manual, and other policies, rules and regulations of the Company. Party A shall not be obligated to pay any other fee to Party B except those mentioned above.

6.2 Party B’s place of social insurance payment (is detailed in the annex). If other employer has paid social insurance for Party B, and Party A cannot pay social insurance for Party B, other payments in this article shall not apply.

6.3 Party A shall, in accordance with applicable laws, regulations, government policies and the Employee Manual, bear the expenses related to Party B’s work-related injury and occupational disease and provide corresponding treatment. If Party B needs sick leave or hospitalization due to illness or non-work-related injury, he/she may enjoy the medical treatment according to the relevant laws and regulations of the government.

Article 7 Labor Protection, Working Conditions and Occupational Hazard Protection

7.1 Party B’s labor protection shall be in accordance with officially promulgated Chinese laws and regulations.

7.2 Party A shall ensure that Party B shall work under the labor safety and health conditions stipulated by the state.

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7.3 Party A shall provide Party B with necessary labor protection articles in accordance with national regulations.

7.4 Party A shall do a good job of occupational hazard protection in accordance with national regulations.

7.5 If Party B’s is occupational-disease-inductive, Party A shall fulfill relevant obligations in accordance with the Law of the People’s Republic of China on Prevention and Control of Occupational Diseases.

Article 8 Benefits

In addition to the benefits prescribed by the state, Party B may also enjoy supplementary benefits in accordance with Party A’s existing Employee Manual or other supplementary benefit plans of Party A.

Article 9 Labor Discipline, Rules and Regulations

9.1 Party B shall consciously abide by the provisions of relevant national laws and regulations.

9.2 If Party B’s work involves professional ethics of the industry, Party B shall strictly abide by professional ethics.

9.3 Party B shall strictly abide by all rules and regulations legally formulated and published by Party A, including the Employee Manual, policies and other rules and regulations of Party A. Meanwhile, Party A may amend the rules and regulations including the Employee Manual from time to time according to law, and Party B shall strictly abide by them.

9.4 Party B shall comply with the operating procedures and technical specifications related to his/her work formulated by Party A.

9.5 Party B shall be obliged to keep confidential all business information, data and other trade secrets involved in the work and shall be bound by law.

9.6 If Party B violates the provisions of the Employee Manual, policies and rules and regulations of Party A, or causes damage to Party A, or causes injury to himself/herself or others, which falls within the circumstances specified in the rules and regulations that are serious or have serious consequences or that Party A can terminate this Contract, Party A may terminate this Contract in accordance with Article 10.2.2 below or other relevant rules and regulations. Party A’s right of disposition is set forth in this Contract, the Employee Manual and the rules and regulations promulgated by Party A from time to time according to law.

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Article 10 Modification, Rescission and Termination of this Contract

10.1 Under any of the following circumstances, Party A and Party B may modify this Contract:

10.1.1 Relevant contents of this Contract may be modified upon mutual agreement of both parties;

10.1.2 The objective circumstances based on which this Contract is concluded have changed significantly, and Party A and Party B have reached an agreement through negotiation;

10.1.3 This Contract cannot be fully performed due to force majeure;

10.1.4 This Contract must be modified due to changes in the laws and regulations based on which this Contract is concluded;

10.1.5 Other circumstances stipulated by laws and regulations.

10.2 This Contract may be rescinded under any of the following circumstances:

10.2.1 This Contract may be rescinded upon mutual agreement of both parties;

10.2.2 Party A may immediately rescind this Contract under any of the following circumstances:

(1) During the probationary period, it is proved that Party B does not meet the employment conditions (see the annex for the Employment Conditions);

(2) Party B makes Party A enter into or modify this Contract with Party B against its true intention by means of fraud, coercion or taking advantage of Party A’s unfavorable position;

(3) Party B seriously violates this Contract, the Employee Manual, Party A’s policies and other company rules and regulations;

(4) Party B is seriously derelict in his/her duty, engaged in malpractice or corruption, causing major damage to Party A;

(5) Party B establishes labor relationship with other employers without written consent of Party A;

(6) Party B is investigated for criminal responsibility or reeducated through labor according to law;

(7) Other circumstances stipulated by laws and regulations.

Unless otherwise provided by laws and regulations, Party A shall not be required to pay statutory economic compensation to Party B if Party A rescinds this Contract in accordance with Article 10.2.2.

10.2.3 Under any of the following circumstances, Party A may rescind this Contract after giving a written notice to Party B 30 days in advance or paying Party B one additional month’s salary:

(1) Party B is ill or injured not due to work, and cannot engage in the original work or other work arranged by Party A after the prescribed medical treatment expires;

(2) Party B is not competent for the work, and after training or adjustment of the position, is still not competent for the work;

(3) Party B fails to complete the task assigned by Party A (subject to the KPI set by Party A);

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(4) The objective circumstances based on which this Contract is concluded have changed significantly, which makes it impossible to perform this Contract, and the parties fail to reach an agreement on modifying the contents of this Contract through negotiation.

10.2.4 In the event of Party A’s reorganization in accordance with the Enterprise Bankruptcy Law, serious difficulties in production and operation, change in the line of production, major technological innovation or adjustment of business mode, or other statutory circumstances under which personnel may be retrenched as prescribed by laws and regulations, Party A may rescind this Contract after performing legal procedures.

10.2.5 Party A shall not rescind this Contract in accordance with Articles 10.2.3 and 10.2.4 hereof under any of the following circumstances; if Party B has any of the following circumstances upon the expiration of this Contract, except that (1) shall be in accordance with the provisions of the state on work-related injury insurance, the term of this Contract shall be extended until the following circumstances disappear:

(1) Party B suffers from occupational disease or work-related injury and is confirmed by the labor ability appraisal committee to lose or partially lose the ability to work;

(2) Party B is ill or injured not due to work, and it is during the prescribed medical treatment period;

(3) It is during pregnancy, perinatal period or lactation period;

(4) Party B is engaged in occupational-disease-inductive operations at Party A and fails to take pre-departure occupational health examination, or is suspected of occupational disease and under diagnosis or medical observation;

(5) Party B has worked for Party A continuously for at least fifteen years, and has less than five years from the statutory retirement age;

(6) Other circumstances stipulated by laws and government regulations.

10.2.6 If Party B intends to rescind this Contract during the probationary period, he/she shall notify Party A three days in advance. If Party B intends to rescind this Contract after the probationary period expires, he/she shall notify Party A in writing 30 days in advance. Unless otherwise agreed by Party B and Party A in this Contract (annex) or other agreements, if Party B resigns, Party A shall not be required to pay any compensation to Party B.

10.2.7 If an employee who has participated in the training provided by Party A or accepted the housing financial support provided by Party A resigns according to Article 10.2.6, the employee shall, upon resignation, pay the fees and liquidated damages to Party A in accordance with the provisions of the relevant agreement on training or housing financial support signed by both parties.

10.2.8 Party B may rescind this Contract at any time by giving a written notice to Party A under any of the following circumstances:

(1) Party A’s rules and regulations violate laws and regulations and damage Party B’s rights and interests;

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(2) Party A fails to provide labor protection or working conditions to Party B according to the provisions of this Contract;

(3) Party A fails to pay remuneration in full and on time;

(4) Party A fails to pay social insurance for workers according to law;

(5) Party A makes Party B enter into or modify this Contract with Party A against his/her true intention by means of fraud, coercion or taking advantage of Party B’s unfavorable position;

(6) Other circumstances under which Party B may rescind this Contract as provided by laws and administrative regulations.

10.3 This Contract shall be terminated under any of the following circumstances:

10.3.1 The term of this Contract expires;

10.3.2 Party B has completed the tasks agreed with Party A under the labor contract with a term until completion of a certain amount of work;

10.3.3 Party B begins to enjoy basic pension insurance benefits according to law;

10.3.4 Party B dies or is declared dead or missing by a people’s court;

10.3.5 Party A ceases to operate after the term of operation expires;

10.3.6 Party A is declared bankrupt according to law;

10.3.7 Party A’s business license is revoked, Party A is ordered to close down or cancel, or Party A decides to dissolve in advance;

10.3.8 Other circumstances as provided by laws and administrative regulations;

10.3.9 If the termination or rescission of this Contract involves economic compensation, it shall be governed by the relevant national provisions.

Article 11 Work Handover upon Termination and Rescission of this Contract

11.1 On the date of termination or rescission hereof, Party B shall hand over or return to Party A all the property belonging to Party A used or kept by Party B, including but not limited to:

11.1.1 All office equipment, keys, access cards and means of transportation provided by Party A to Party B in accordance with this Contract in connection with the employment;

11.1.2 Originals and photocopies of all documents, records, files, materials and data related to Party A that are kept or used by or under the control of Party B;

11.1.3 Computers, disks, CDs and other office appliances provided by Party A;

11.1.4 Any money temporarily borrowed by Party B from Party A.

11.1.5 If Party A provides housing to Party B in accordance with the agreement between Party A and Party B during the term hereof, Party B shall return the housing and the facilities therein to Party A within 7 days from the date of termination or rescission hereof. If Party A pays the rent of the housing for Party B in accordance with the agreement between Party A and Party B during the term hereof, Party A shall not bear the rent after the date of termination or rescission hereof.

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11.2 Upon termination or rescission of this Contract, Party B shall transfer work to other employees of Party A designated by Party A, including but not limited to: business and work previously undertaken by Party B; list and contact information of customers and suppliers contacted by Party B.

11.3 If Party B violates the above provisions and causes any loss or damage to Party A, Party B shall be liable for the loss caused thereby.

11.4 Upon termination or rescission of this Contract, the economic compensation payable by Party A to Party B according to laws and provisions hereof shall be paid when Party B completes the transfer under Articles 11.1 and 11.2 above.

Article 12 Confidentiality

12.1 Party B shall keep Party A’s trade secrets confidential during the term hereof and upon termination or rescission hereof.

Trade secrets referred to herein means all information not known to the public and related to the business, assets, customers, finances or any other matter of Party A or any affiliated entity of Party A. Party A’s trade secrets shall include but not limited to the followings:

12.1.1 Party A’s training content, training materials and documents;

12.1.2 Party A’s financial plans, regulations, statements, data or reports;

12.1.3 Party A’s customer list, business strategy, sales materials, data or reports;

12.1.4 Party A’s labor discipline, rules and regulations, salary, bonus standards and relevant materials, data or reports;

12.1.5 All Party A’s information marked “Confidential”.

12.2 Party B recognizes that it is Party B’s legal obligation and is of great importance to Party A to keep Party A’s trade secrets confidential.

12.3 Party B confirms and warrants that working for Party A and entering into this Contract with Party A will not violate the confidentiality obligations and agreements between Party B and his/her former employer, any party or individual.

12.4 Party B undertakes not to disclose, directly or indirectly, the trade secrets of Party A or any affiliated business entity of Party A disclosed to him/her to any third party in any way without written consent or authorization of Party A. At the same time, Party B is also obliged to prevent the disclosure, loss and improper use of trade secrets.

12.5 If Party B’s work involves Party A’s trade secrets or technical secrets, both parties shall enter into a Non-Competition Agreement under Article 14 hereof. If Party B is listed as a non-competition person (whether at the time of signing this Contract or due to the change of Party B’s position, duty or other circumstances), Party B undertakes to sign a Non-Competition Agreement with Party A.

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12.6 During the term hereof, Party B shall not work for any enterprise engaged in the same kind of business as Party A or any other enterprise in competition with Party A, hold any position or provide any help, guidance or service in competition with Party A.

12.7 Upon termination or rescission hereof, Party B shall return all documents and materials of Party A kept by him/her to Party A in accordance with Article 11 hereof.

12.8 If Party B violates the confidentiality provisions of Article 12 hereof, it shall be deemed that Party B has seriously violated Party A’s rules and regulations, and Party A shall have the right to terminate this Contract without giving any economic compensation to Party B. In addition, Party A shall have the right to claim compensation from Party B for any losses caused by Party B’s violation of the confidentiality provisions.

12.9 Party B undertakes and warrants that he/she will not directly or indirectly cause Party A or any employee affiliated with Party A to terminate or rescind the labor contract with the Company (or affiliated companies) during the period of working for Party A and after leaving the Company.

12.10 The provisions of Article 12 shall survive the termination or rescission of this Contract.

Article 13 Non-Solicitation

Within 2 years after the termination of the employment relationship between Party B and Party A, or within 2 years from the date on which Party B no longer holds any interest in Party A, directly or indirectly (whichever is later, if applicable), Party B shall not, directly or indirectly on behalf of himself/herself or any other person, or in any capacity (including as an employer, employee, principal, agent, joint venture, partner, shareholder or other equity holder, independent contractor, licensor, licensee, franchisor, franchisee, distributor, consultant, supplier or trustee or by or through any corporate organization, partnership, trust, unincorporated organization or otherwise):

13.1 Directly or indirectly induce or attempt to induce other employees of Party A to dissolve or terminate their labor/service relationship with Party A, or directly or indirectly recruit or employ, or encourage or participate in the recruitment or employment of any other employee of the Company. “Any other employee of the Company” in this article means any individual who has established a labor/service relationship with, or is negotiating with, Party A for the establishment of a labor/service relationship.

13.2 Directly or indirectly entice any customer of the Company. “Any customer of the Company” in this article includes any third party that has established a partnership with, or is negotiating with, Party A for the establishment of a partnership, including but not limited to customers, suppliers, business representatives, agents or correspondence contacts.

13.3 Carry out business in the name of Party A after terminating this Contract with Party A, or use a name identical or similar to that of Party A to carry out business.

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If Party B violates the above obligations and causes commercial interests and economic losses to Party A, Party B shall be liable for compensation.

Article 14 Non-Competition

(In accordance with this Contract (annex), if this article is applicable to Party B, this article shall be an integral part of this Contract; if this article is not applicable to Party B, this article shall not be binding on Party B)

14.1 Party B confirms and warrants that working for Party A and entering into this Contract with Party A will not violate the agreement on non-competition obligations between Party B and his/her former employer or any company or individual. In case of any violation of this article, Party B shall be obliged to bear any loss caused thereby, and Party A shall not bear any responsibility.

14.2 During the term hereof, Party B shall not directly or indirectly work, serve or act as consultant in any other company, unit or economic organization without written permission of Party A, except where Party B, with written consent of Party A, performs social and legal obligations according to law.

14.3 Unless Party B and Party A have specifically agreed on the period of no more access to trade secrets, Party B specifically agrees that Party A has the right to require Party B, within 2 years from the date of termination or rescission of this Contract with Party A, and within 2 years from the date on which Party B no longer directly or indirectly holds any interest in Party A (whichever is later, if applicable) (the “Non-Competition Period”), not to: (1) hold a position in another employer that produces the same kind of products or operates the same kind of business or has a competitive relationship; (2) produce the same kind of products or operate the same kind of business in competition with Party A; (3) have any financial or other interest or get involved in any other commercial way, and Party A shall provide Party B with a compensation equivalent to [30%] of the salary of [one] month before he/she leaves the Company. During the Non-Competition Period, Party A shall pay Party B the corresponding compensation on a monthly basis.

14.4 Before the dissolution or termination of the labor relationship between the parties (including the date of dissolution or termination), and at any time during the Non-Competition Period, Party A shall have the right to waive its right to require Party B to assume the obligations under this article by giving a written notice to Party B. If Party A exercises such right before the dissolution or termination of the labor relationship between the parties, Party A shall not be obliged to pay any non-competition compensation to Party B; if Party A exercises such right during the Non-Competition Period, Party A shall not be obliged to pay Party B the non-competition compensation for the remaining Non-Competition Period.

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Article 15 Intellectual Property

During the term of this contract, patent rights (including rights to apply for patents), trademark rights, copyrights, technical ideas, technical solutions, research results and other intellectual property obtained by Party B for performing his/her duties or mainly using Party A’s material and technical conditions, trade secrets and business convenience, as well as related results and inventions and creations related to the original work developed by Party B within one year after leaving the Company (hereinafter referred to as “Functional Results”) shall be owned by Party A. Except for the appropriate rewards given to Party B by Party A for the Functional Results, Party B shall not claim or make any request or claim for such Functional Results at any time, including but not limited to any demand for economic compensation or payment of fees, unless otherwise mandated by law. Party A shall have the right to make full use of such Functional Results, including but not limited to production, operation or transfer or license to third parties. Party B shall, as required by Party A, take all necessary measures to assist Party A in obtaining and exercising the intellectual property arising from such Functional Results.

Article 16 Training and Funding

16.1 It is Party A’s policy to provide Party B with continuous on-the-job training. If Party A deems it appropriate, Party B shall also be required to participate in special training program outside the site, in which case it may be necessary to sign relevant training agreement. Such agreement shall be an integral annex to this Contract.

16.2 During the performance hereof, if Party B participates in the study, training or overseas investigation funded by Party A, and it meets the agreed terms of service, the parties shall sign a Service Period Agreement separately.

16.3 Party A shall provide qualified Party B with special training, educational subsidies, housing and other special subsidies in accordance with relevant policies and regulations. In such case, Party A shall sign a special agreement with Party B. Such agreement shall be an integral annex to this Contract. If Party A provides Party B with special training expenses for specialized technical training, Party B’s service period in Party A may be stipulated in the training agreement signed with Party B.

Article 17 Relationship between Party B and His/Her Former Employer

Party B represents and warrants that he/she has dissolved or terminated the service or employment relationship with the former employer, and the surviving terms in all documents signed between Party B and the employer will not affect the signing and performance of this Contract. Party B shall be obliged to protect the trade secrets of the former employer. Party B shall not bring the trade secrets of the former employer into Party A and shall under no circumstance use the trade secrets of the former employer. In the event of any violation of this article, Party B shall be obliged to bear any losses of Party A and the former employer caused thereby, and Party A shall not bear any responsibility.

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Article 18 Liability for Breach

18.1 If either party breaches this Contract and causes economic losses to the other party, it shall be liable for breach according to law, and shall be liable for compensation to the other party according to law based on the liability for breach and the economic losses caused to the other party.

18.2 If Party B violates applicable laws and regulations, confidentiality provisions in Article 12 and non-competition provisions in Article 14 hereof (if applicable), Party A reserves the right to require Party B to pay liquidated damages equivalent to his/her three-month take-home pay (calculated on the basis of the average monthly take-home pay of Party B in the 12 months prior to the termination or rescission of this Contract). If the three-month take-home pay of Party B is less than RMB 10,000, the liquidated damages shall be RMB 10,000. If the liquidated damages are insufficient to make up for the actual loss, the corresponding compensation shall be paid. In case of major economic losses caused to Party A, Party A shall reserve the right to file legal proceedings and claim corresponding economic compensation. If Party B violates the provisions of Article 16 of this Contract regarding the service period, he/she shall pay liquidated damages to Party A as agreed. The amount of liquidated damages shall not exceed the training fee provided by Party A and shall not exceed the training fee to be shared corresponding to the unperformed part during the service period.

18.3 Party B shall provide Party A with relevant employment materials and personal information in a timely manner and guarantee the authenticity of the materials, so that Party A can handle employment procedures and related matters in a timely manner. Once Party B’s personal information is changed, Party B shall promptly notify Party A in writing. If Party B fails to timely provide Party A with employment materials and personal information or fails to timely notify Party A in writing of personal information change, Party B shall bear all consequences caused by Party A’s failure to timely handle the procedures for Party B’s resignation, file transfer, social insurance payment and other procedures.

18.4 The addresses of both parties set forth on the signature page of this Contract shall be the only effective contact addresses for all correspondence between the parties. In case of any change, each party shall promptly notify the other party; otherwise, the responsible party shall be liable for the non-delivery caused by the change of address, and shall be liable for compensation if any loss is caused to the other party.

Article 19 Labor Dispute Resolution

Any dispute arising from the performance of this Contract shall be settled by both parties through negotiation. If no agreement can be reached through negotiation, either party may apply for arbitration to the labor dispute arbitration committee with jurisdiction according to law. If either party refuses to accept the arbitration award, it may, within fifteen days from the date of receipt of the arbitration award, file a lawsuit with a people’s court with jurisdiction according to law.

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Article 20 Miscellaneous

20.1 When this Contract is terminated or rescinded for whatever reason, Party B shall immediately stop all activities in the name of Party A, properly complete the work handover required by Party A, and shall not retain any articles and copies of Party A for any reason; otherwise, all losses caused thereby shall be borne by Party B, and Party A may deduct them appropriately from the salary payable to Party B.

20.2 If this Contract is in conflict with the mandatory provisions of the newly promulgated Chinese laws, regulations, rules or policies, the new laws, regulations, rules or policy documents shall prevail.

20.3 The annex hereto shall form an integral part of this Contract.

20.4 Matters not covered herein may be separately agreed upon by both parties through negotiation. If no agreement is reached between the parties, relevant national and local regulations shall prevail.

20.5 Party A’s rules and regulations, Employee Manual and policies promulgated or modified from time to time shall be annexes hereto and shall form an integral part hereof and have the same effect as this Contract.

20.6 This Contract is made in duplicate, with each party holding one copy and each copy having the same effect. This Contract shall come into force on the date agreed in Article 1 hereof after being signed or sealed by both parties.

Shanghai Julai Investment Management Co., Ltd.	Page 15	Confidential

Labor Contract

Signature Page

1. I have carefully read and understood all the terms of this Contract and its effect before signing it. I hereby represent and warrant that I am legally able to sign and be bound by this Contract. My signing and performance of this Contract has not and will not violate any contract or agreement with any former employer that is binding on me or any provision of any other organization or agency that is binding on me.

2. I understand that I sign this Contract on my own free will.

3. Party A has given reasonable time for consideration before I sign this Contract.

Party A: Shanghai Julai Investment Management Co., Ltd.

Party B: Ma Botao

Gender: Male

ID Card/Passport No.: [*****]

Domicile Address: [*****]

Current Address: [*****]

Party A: Shanghai Julai Investment Management Co., Ltd.	Party B:	Ma Botao

Seal:[Seal Affixed Here]	Signature:	/s/ Ma Botao

Date:	Date:

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Labor Contract

Annex

1.	Position and responsibilities: Chairman of Shanghai Julai Investment Management Co., Ltd.

2.	Working location: Shanghai

3.	Place of social insurance payment: Shanghai

4.	Remuneration: Party B’s performance pay shall be RMB [*****] per month, which shall be paid according to the KPI and weight determined by both parties.

5.	Monthly salary payment method: “Party A” agrees to pay Party B in RMB by bank transfer or other means deemed appropriate by “Party A”.

6.	Annual bonus: According to Party A’s business situation and Party B’s work and performance, Party A may separately pay appropriate bonus to Party B in accordance with the terms of this Contract and relevant policies.

7.	Employee social insurance benefits: According to the regulations of the state and the government, “Party A” shall pay social welfare pooling fund and housing provident fund for “Party B”. The personal portion shall be deducted by “Party A” from the basic salary of “Party B”.

8.	Paid annual leave: 20 days

9.	One of the following terms shall be applicable according to Party B’s situation (when one is selected, the other shall not be applicable to Party B)

(1)	The following terms of Party B’s early resignation notice period shall be applicable ☑ not applicable ☐ to Party B (select by checking box; if applicable, it will be an integral part of this Contract).

Party B specifically undertakes and agrees that, in view of his/her position, Party B shall give a written notice to Party A one month in advance of his/her resignation during the term hereof. During the time Party A may arrange for the transfer of Party B to another position. However, Party A shall have the right to terminate this Contract due to Party B’s resignation at any time within one month from the date of Party B’s notice (“Termination Date”) without paying any compensation to Party B, provided that Party A shall notify Party B of the Termination Date three days in advance and pay Party B the corresponding salary for the period from the date of notice to the Termination Date.

(2)	The provisions of Article 14 of this Contract on non-competition shall be applicable ☑ not applicable ☐ to Party B (select by checking box; if applicable, it will be an integral part of this Contract), and the corresponding number shall be filled in Article 14.3).

10.	Other provisions: Both parties hereby confirm that they understand the provisions of the Labor Law and other relevant laws and regulations; neither party has any objection to salary payment method, social insurance and provident fund payment method, and there are no other labor disputes.

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Labor Contract

Party A: Shanghai Julai Investment Management Co., Ltd.	Party B:	Ma Botao

Seal:[Seal Affixed Here]	Signature:	/s/ Ma Botao

Date:	Date:

Shanghai Julai Investment Management Co., Ltd.	Page 18	Confidential